Exhibit 99.1


                          F & M NATIONAL CORPORATION

                      1998 EMPLOYEE STOCK DISCOUNT PLAN

                       Effective as of January 1, 1998

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                              TABLE OF CONTENTS

ARTICLE                                                                 Page

I     Definition of Terms.................................................1

II    Eligibility and Participation.......................................3

III   Funding.............................................................5

IV    Offerings...........................................................7

V     Options.............................................................8

VI    Exercise of Options.................................................9

VII   Cessation of Participation and Distribution of Accounts.............9

VIII  Stock Issuance.....................................................10

IX    Death Beneficiary..................................................11

X     Plan Administration................................................12

XI    Amendment and Termination of Plan..................................13

XII   Miscellaneous......................................................14

XIII  Adoption of the Plan...............................................15

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                          F & M NATIONAL CORPORATION
                      1998 EMPLOYEE STOCK DISCOUNT PLAN

                                  ARTICLE I
                             Definition of Terms

      The following words and terms as used herein shall have the meaning set forth below, unless a different meaning is clearly required by the context:

      1.1 "Account": The account maintained to record a Participant's Actual Base Pay and Bonus payroll deduction contributions to the Plan.

      1.2 "Actual Base Pay": The amount of an Eligible Employee's regular straight-time cash earnings, overtime and shift premium, as an Eligible Employee from the Employer, excluding payments for bonuses and other special payments, commissions and other marketing incentive payments.

      1.3 "Administrator": The Plan Administrator provided for in ARTICLE X.

      1.4 "Affiliate": Any present or future corporation which would be a "parent corporation" or a "subsidiary corporation" of the Plan Sponsor as those terms are defined in Section 424 of the Code.

      1.5 "Annual Base Pay Rate": With respect to an Offering, a Participant's annual rate of Actual Base Pay as of January 1, but excluding overtime and shift premium, determined by multiplying his normal weekly rate of such base pay (as in effect on the January 1 of the calendar year for which the Offering is made) by 52 or the hourly rate by 2,080, provided that, in the case of a part time employee, such determination shall be made by multiplying such employee's hourly rate by the number of his regularly scheduled hours of work as in effect on the January 1 of the calendar year for which the Offering is made.

      1.6 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 9.2 to receive benefits under the Plan attributable to such Participant after death of such Participant.

      1.7 "Board": The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Employer and its Employees, in which event it shall mean the present and any succeeding Board of Directors of that Employer.

      1.8 "Bonus": Incentive pay available in cash from the Employer for performance as an Eligible Employee, exclusive of prizes, awards, stock options, stock awards and the like.

      1.9  "Common Stock":  The common stock, $2.00 par value, of the Plan
Sponsor.

      1.10 "Code": The Internal Revenue Code of 1986, as amended.

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      1.11 "Eligible Employee": Any person who is employed as a common law employee by the Employer, who is customarily employed more than 20 hours per week and who is customarily employed for more than 5 months in a calendar year.

      1.12 "Employee": Any person considered a common law employee of the Employer or any Affiliate.

      1.13 "Employer": The Plan Sponsor and each other employer heretofore or hereafter executing or adopting the Plan with the consent of the Administrator as a participating Employer, collectively unless the context otherwise indicates, for as long as it remains a participating Employer; and with respect to any Employee, any one or more of such Employers by which he is at any time employed. The Administrator shall maintain a list of all such Employers who are, from time to time, participating Employers in the Plan.

      1.14 "Market Value": The closing price of Common Stock on a designated date or the nearest prior business day on which trading occurred on the New York Stock Exchange; provided, however, that if the Common Stock is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Administrator.

      1.15 "Offering": An offering of Common Stock pursuant to the Plan.

      1.16 "Offering Commencement Date": January 1 of the calendar year for which an Offering is made.

      1.17 "Offering Termination Date": December 31 of the calendar year for which an Offering is made.

      1.18 "Participant": An Eligible Employee who is eligible and who elects to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II.

      1.19 "Plan": The Plan as contained herein or duly amended which shall be known as the "F & M National Corporation 1998 Employee Stock Discount Plan".

      1.20 "Plan Sponsor": F & M National Corporation, a Virginia corporation.


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                                  ARTICLE II
                        Eligibility and Participation

      2.1 Eligibility and Date of Participation.

      2.1(a) Each Eligible Employee who has completed a 6 month Period of Service as of the Offering Commencement Date for an Offering and who is an Eligible Employee on such Offering Commencement Date shall be eligible to participate in the Offering.

      2.1(b) An Eligible Employee who meets the requirements of subparagraph 2.1(a) with respect to an Offering shall become a Participant for that Offering by filing an authorization for a payroll deduction from his Actual Base Pay with the Administrator on or before the date set therefor by the Administrator, which date shall be prior to the first pay day in the Offering period. Payroll deductions from Actual Base Pay for a Participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction from Actual Base Pay becomes effective and shall end on the Offering Termination Date of the Offering in question to which such authorization is applicable unless sooner terminated by the Participant as provided in the Plan.

      2.1(c) An individual who becomes a Participant shall be or remain a Participant for so long as he remains an Eligible Employee who has a payroll deduction authorization in force and thereafter while he is entitled to future benefits under the terms of the Plan.

      2.2 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an option to participate in the Plan:

            (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Plan Sponsor (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership); or

            (ii) which permits his rights to purchase stock under all employee stock purchase plans of the Plan Sponsor and all Affiliates to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding (this limitation shall be interpreted to comply with Section 423(b)(8) of the Code).

      2.3  Leave of Absence.

      2.3(a) For purposes of participation in the Plan, a person on a Leave of Absence shall be deemed to be an employee for such Leave of Absence and such employee's employment shall be deemed to have terminated at the end of such Leave of Absence unless such employee shall have returned to regular employment with the Employer at the end of such Leave of Absence. Termination by the Employer of any employee's Leave of Absence, other than termination of such Leave of Absence on return to employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option granted under the Plan.

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      2.3(b) If a Participant goes on a Leave of Absence, the Participant shall have the right to elect (i) to discontinue his participation in the Plan as provided in paragraph 7.1 or (ii) remain a Participant in the Plan during such Leave of Absence, authorizing deductions to be made from any payments by the Employer to the Participant during such Leave of Absence. If the Participant's Leave of Absence ends by his return to employment as an Eligible Employee and he has not elected to discontinue his participation in the Plan, his elected payroll deductions shall recommence.

      2.3(c) A Participant on a Leave of Absence shall, subject to the election made by the Participant pursuant to subparagraph 2.3(b), continue to be a Participant and to be considered an Eligible Employee for purposes of the Plan so long as he is on continuous Leave of Absence.

      2.4   Special Definitions and Rules.

      2.4(a) For purposes hereof, the following terms shall have the following meanings:

            (i) "Leave of Absence": A leave of absence authorized by an Employer. For purposes of participation in the Plan, a leave of absence shall in any event be considered ended on the 91st day thereof unless the person's right to reemployment is guaranteed by law or by contract.

            (ii) "Period of Service": A period of continuous employment as an Employee, including Leaves of Absence.

      2.4(b) The Administrator is authorized to treat service with any organization as service with an Affiliate if substantially all the operating assets of that organization are acquired by the Plan Sponsor or an Affiliate.

      2.4(c) For purposes hereof, service with any organization which becomes an Affiliate shall be considered as service with the Affiliate even though such service occurs before the date the organization becomes an Affiliate.



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                                   ARTICLE III
                                     Funding

      3.1    Payroll Deduction.

      3.1(a) At the time a Participant files his authorization for payroll deduction from his Actual Base Pay for an Offering, he shall elect to have deductions made form his Actual Base Pay on each payday during the period he is a Participant and an Eligible Employee with respect to an Offering at a fixed rate of 2% to 15%, inclusive but in whole percentages, of his Actual Base Pay.

      3.1(b) During November of a calendar year for which an Eligible Employee is a Participant, the Participant may also file an authorization for payroll deduction from his Bonus payable in December of the year. The maximum amount of this authorization shall be the lesser of:

            (i)   his Bonus for the calendar year payable in December, or

            (ii) 15% of his Annual Base Pay Rate for the Offering, reduced by his Actual Base Pay payroll deductions under the Plan for the calendar year.

      3.1(c) A Participant may discontinue his participation in the Plan by filing a written notice thereof with the Administrator, but no other change in an elected payroll deduction can be made by a Participant during an Offering.

      3.1(d) A Participant may not make any separate cash payment to the Plan.

      3.1(e) If the number of shares of Common Stock for which options are granted to a Participant is limited by reason of the maximum number of shares which may be issued under paragraph 4.2, the Administrator may reduce the maximum percentage of Actual Base Pay which may be contributed to the Plan accordingly.

      3.2 Participant Accounts. All payroll deduction contributions made by or for a Participant shall be credited to his Account under the Plan. A participant's Account is a bookkeeping account maintained by one or more Employers designated by the Administrator to reflect a Participant's contributions accumulated under the Plan.

      3.3 Adjustments to Participant Accounts. Each Participant's Account shall be appropriately credited for contributions and any interest provided under the Plan and debited for option exercise costs and distributions from the Account to the Participant or his Beneficiary.



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      3.4   Interest on Participant Accounts.

      3.4(a) No interest normally will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant; provided, however, that interest shall be paid on any and all money which is distributed to a Participant or his Beneficiary pursuant to the provisions of subparagraph 4.2(c) or paragraph 7.1, 7.2 or 7.3.

      3.4(b) Distributions which are credited with interest shall bear simple interest during the period from the beginning of the month immediately following the month of withholding or other payment to the end of the month immediately preceding in which a return is made at the regular passbook savings account rates in effect at the beginning of each month at the F & M Bank - Winchester, Winchester, Virginia, during the applicable period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates in effect at the beginning of each month during such period at another major commercial bank in the Commonwealth of Virginia selected by the Administrator.

      3.4(c) Where the amount distributed represents an excess amount in a Participant's Account after such Account has been applied to the purchase of Common Stock, the Participant's Account balance shall be deemed to have been applied first toward purchase of Common Stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

      3.5 Plan Costs and Expenses. All costs and benefits under and expenses of the Plan, including reasonable legal, accounting, and other fees and expenses incurred in the establishment, amendment, administration and termination of the Plan, shall be paid by the Employers from their general assets in such manner and proportions as the Plan Sponsor shall determine.

      3.6   Status of Employer Obligations under the Plan.

      3.6(a) The Employers' obligation under the Plan shall be an unfunded obligation payable solely from the general assets of the Employer and subject to the claims of the Employer creditors. Each Participant, his Beneficiary and any other person having or claiming a right to payment hereunder or to any interest under the Plan shall rely solely on the unsecured promise of the Employer to make payments or issue Common Stock due hereunder. Each Participant, his Beneficiary, and any other person having or claiming a right to payments under the Plan shall have the right to enforce such claim against the Employer in the same manner as an unsecured creditor of the Employer. Nothing contained in the Plan shall be deemed to create a trust of any kind. All amounts received or held by the Employer under the Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such amounts.



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      3.6(b) Nothing contained herein shall be deemed to give any Participant or
Beneficiary any interest in any specific part of the assets of the Employer or any legal or equitable rights other than his right to receive benefits in accordance with the provisions of the Plan.

                                  ARTICLE IV
                                  Offerings

      4.1   Offerings.  Offering shall be made on a calendar year basis.

      4.2   Shares Available for Offerings.

      4.2(a) The Administrator shall determine the number of shares, if any, of Common Stock to be issued in connection with any Offering, subject to the limits provided in the Plan. If the Administrator takes no action regarding the number of shares available for any Offering, the maximum number shall be considered available.

      4.2(b) The maximum number of shares of Common Stock which shall be issued under the Plan and the maximum number of shares issued with respect to any Offering shall, subject to adjustment upon changes in capitalization of the Plan Sponsor as provided in paragraph 4.3, be:

            o From January 1, 1998 to December 31, 1998: 50,000 shares

            o From January 1, 1999 to December 31, 1999: 50,000 shares plus shares available for but unissued after the preceding year's Offering, whether offered or not.

            o From January 1, 2000 to December 31, 2000: 50,000 shares plus shares available for but unissued after prior Offerings, whether offered or not.

            o From January 1, 2001 to December 31, 2001: 50,000 shares plus shares available for but unissued after prior Offerings, whether offered or not.

            o From January 1, 2002 to December 31, 2002: 50,000 shares plus shares available for but unissued after prior Offerings, whether offered or not.

      4.2(c) If the total number of shares for which options are exercised on any Offering Termination Date exceeds the maximum number of shares for the applicable Offering, the Administrator shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of each Participant's Account under the Plan shall be returned to him as promptly as possible.

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      4.3   Adjustment upon Changes in Capitalization or Other Events.

      4.3(a) If, while any option is outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number of kind of shares or securities of the Plan Sponsor through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments may be made by the Administrator in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in paragraph 4.2 shall also be proportionately adjusted.

      4.3(b) Upon the dissolution or liquidation of the Plan Sponsor, or upon a reorganization, merger, or consolidation of the Plan Sponsor with one or more corporations as a result of which the Plan Sponsor is not the surviving corporation and the Plan is not continued by corporate succession, or upon a sale of substantially all of the property or stock of the Plan Sponsor to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as it shall deem necessary to assure that the provisions of this subparagraph shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

                                  ARTICLE V
                                   Options

      5.1 Number of Option Shares Granted. On the Offering Commencement Date of each Offering, a Participant with respect to that Offering shall be deemed to have been granted an option to purchase a maximum number of whole shares of Common Stock (rounded to the nearest whole share) equal to (i) 15% multiplied by
(ii) the Participant's Annual Base Pay Rate for the Offering and then (iii) divided by 85% of the Market Value of the Common Stock on the applicable Offering Commencement Date. If the aggregate shares to be purchased by all Participants for an Offering exceeds the maximum number permitted in paragraph 4.2, the number of shares shall be reduced pro rata so that the maximum is not exceeded.

      5.2 Option Price. The option price of Common Stock purchased with a Participant's Account for an Offering shall be the lesser of:

            (i) 85% of the Market Value of the Common Stock on the Offering Commencement Date; or


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            (ii) 85% of the Market Value of the Common Stock on the Offering
      Termination Date.

      5.3 Non-Transferability of Option. During a Participant's lifetime, options held by the Participant under the Plan shall not be transferable and shall only be exerciseable by the Participant.

      5.4 Participant's Interest in Optioned Stock. The Participant will have no interest in Common Stock covered by his option until such option has been exercised and certificates therefor have been issued.

                                  ARTICLE VI
                             Exercise of Options

      6.1 Automatic Exercise. A Participant's option for the purchase of Common Stock with his Account attributable to his contributions with respect to any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, and there shall be purchased that number of full shares of Common Stock which the balance in his Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the him pursuant to paragraph 5.1). Any balance in his Account which is not used to purchase Common stock at that time will be returned to him.

      6.2 Fractional Shares. Fractional shares will not be issued under the Plan for any Offering and any balance in a Participant's Account which would have been used to purchase fractional shares will be returned to the Participant or, if the Participant is deceased, to his Beneficiary, promptly following the termination of the Offering in question, without interest.

      6.3 Delivery of Common Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Plan Sponsor or the Administrator will deliver to each Participant or his Beneficiary, as appropriate, the Common Stock purchased upon exercise of his option.

      6.4 Cancellation of Options. Options granted to a Participant which are not exercised at the Offering Termination Date of an Offering shall thereupon be canceled.

                                 ARTICLE VII
           Cessation of Participation and Distribution of Accounts

      7.1   Voluntary Cessation of Participation.

      7.1(a) By written notice to the Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to discontinue his participation in the Offering and withdraw the entire balance of his Account at such time. In such event, he shall cease to be a Participant with respect to the Offering upon the filing of the written notice.

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      7.1(b) If a Participant elects to discontinue his participation in an
Offering as provided in subparagraph 7.1(a), the entire balance credited to his Account will then be paid to him promptly after receipt of his notice by the Administrator, and no further payroll deductions (whether from Actual Base Pay or Bonus) will be made from his pay for such Offering.

      7.1(c) A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Plan Sponsor or any Affiliate.

      7.2 Termination of Employment Generally. Upon termination of the Participant's employment as an Eligible Employee for any reason (including death), whether voluntarily or involuntarily, other than for retirement as provided in paragraph 7.3, or in the event of the Participant's death after retirement bur before the Offering Termination Date for an Offering, the balance in the Participant's Account will be returned to him or, in the case of his death, to his Beneficiary.

      7.3 Termination of Employment Due to Retirement. Subject to the provisions of paragraph 7.2, upon termination of a Participant's employment because of his retirement under the Plan Sponsor's qualified Retirement Plan, the Participant shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of his retirement, either:

            (i)  to withdraw the entire balance in his Account, or

            (ii) to exercise his option for the purchase of Common Stock on the Offering Termination Date coinciding with or next following the date of his retirement for the purchase of the number of full shares of Common Stock which the accumulated balance in his Account at the Offering Termination Date will purchase at the applicable option price, and any excess in his Account will be returned to him.

      In the event that no such written notice of election shall be duly received by the Administrator, the Participatn shall automatically be deemed to have elected under alternative (ii) to exercise his option.

                                 ARTICLE VIII
                                Stock Issuance

      8.1   Issuance of Common Stock Certificates.

      8.1(a) As soon as practicable after the exercise of an option, the Administrator shall notify the Plan Sponsor and the Plan Sponsor shall deliver to the Participant or, if the Participant is deceased, his Beneficiary, certificates representing the shares purchased thereunder.


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      8.1(b) Stock certificates to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

      8.2 Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option and issuance of any shares that the shares of Common Stock reserved for issuance upon th exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

            (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

            (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Plan Sponsor, that it is his intention to purchase the shares for investment and not for resale or distribution.

                                  ARTICLE IX
                              Death Beneficiary

      9.1 Disposition of Plan Benefits after Death. Upon the death of a Participant and upon receipt by the Administrator of proof of the Participant's death and the determination and identity of the Participant's Beneficiary, the Administrator shall deliver such Common Stock and/or cash to such Beneficiary as is due under the Plan.

      9.2   Beneficiary Designation.

      9.2(a) Each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice in writing to the Administrator.

      9.2(b) If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then his estate shall be deemed to be his Beneficiary.

      9.2(c) Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

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                                  ARTICLE X
                             Plan Administration

      10.1  Appointment of Plan Administrator.

      10.1(a) The Plan Sponsor may appoint two or more persons to serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Code. Upon the death, resignation or removal of a person serving as, or on a committee which is, the Administrator, the Plan Sponsor may, but need not, appoint a successor. The persons shall form an administrative committee for the Plan. The committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (3) days prior written notice to the Plan Sponsor, terminate such appointment.

      10.1(b) Unless otherwise determined by the Plan Sponsor, the Management Compensation and Stock Option Committee of the Board shall be the Plan Administrator.

      10.2 Authority of Administrator. Subject to the express provisions of the Plan, the Administrator shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator's determination on the foregoing matters shall be conclusive.

      10.3 Rules Governing the Operation of the Administrator. The Administrator shall select one of its members as its Chairman. The Administrator may appoint a Secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Administrator shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Administrator shall be made by a majority of its members. The Administrator may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by all of the members of the Administrator shall be as fully effective as if it has been made by a majority vote at a meeting duly called and held. No person serving as, or on a committee constituting, the Administrator who is a Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining members of the Administrator, if any, or otherwise by the Plan Sponsor.

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                                   ARTICLE XI
                        Amendment and Termination of Plan

      11.1   Amendment and Termination.

      11.1(a) The Plan may be amended or terminated in whole or in part at any time by action of the Board; provided, however, that the Board shall not, without the approval of the stockholders of the Plan Sponsor, (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to paragraph 4.3), (ii) increase the maximum percentage of a Participant's Annual Base Pay Rate or Actual Base Pay that can be contributed to the Plan,
(iii) reduce the price per share at which Common Stock may be sold, (iv) amend the requirement as to the class of employees eligible to purchase Common Stock under the Plan (other than by designating Affiliates which may become participating Employers), or (v) permit the issuance of Common Stock before payment therefor in full.

      11.1(b) No termination, modification, or amendment of the Plan may, without the consent of the affected Participant then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Participant under such option to use his then Account balance (without further increase or contribution) to exercise such option in accordance with the Plan.

      11.2 Termination Events with Respect to Employers Other Than the Plan Sponsor.

      11.2(a) The Plan shall terminate with respect to any Employer other than the Plan Sponsor, and such Employer shall automatically cease to be a participating Employer in the Plan and its employees shall cease to be considered Eligible Employees, upon the happening of any of the following events:

            (i) Action by its Board or the Board terminating the Plan as to it and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the Plan Sponsor.

            (ii) Its ceasing to be an Affiliate.

      11.2(b) Notwithstanding the foregoing provisions of this Article XII, the merger or liquidation of any Employer or the consolidation of two (2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.

                                   ARTICLE XII
                                  Miscellaneous

      12.1 Governing Law. The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia, and any federal law preempting the same.

      12.2 Employment Rights. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest under the Plan other than as herein provided.

      12.3 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

      12.4 Conclusiveness of Employer Records. The records of the Employer with respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

      12.5 Alienation. Except as may be provided in the Plan in the event of a Participant's death, no Account balance and no option to purchase Common Stock granted hereunder shall be subject in any manner to alienation, whether by voluntarily or involuntarily, by sale, anticipation, transfer, assignment, pledge, encumbrance, garnishment, attachment, execution or levy of any kind. Any such attempted assignment shall be without effect, except that the Administrator may in its discretion treat such act as an election to cease participation and withdraw funds in accordance with paragraph 7.1.

      12.6 Notices and Elections. All notices required to be given in writing and all elections required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless dated and executed by the Participant or Beneficiary giving such notice or making such election.

      12.7 Delegation of Authority. Whenever the Plan Sponsor or any Employer is permitted or required to perform any act, such act may be performed by its Chief Executive Officer, its President or its Board of Directors or by any person duly authorized by any of the foregoing.

      12.8 Purpose and Construction. The Plan is intended to provide a method whereby Eligible Employees of the Plan Sponsor and other Employers an opportunity to acquire a proprietary interest in the Plan Sponsor through the purchase of shares of Common Stock. It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

                                  ARTICLE XIII
                              Adoption of the Plan

      13.1 Establishment and Effectiveness of the Plan. The Plan shall become effective as of January 1, 1998, subject to the approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders of the Plan Sponsor held on or before November 1, 1998. If the Plan is not so approved, the Plan shall not become effective and all funds received by the Employer shall be returned to Participants without interest.

      13.2 Adoption by Additional Employers. Any corporation which is an Affiliate and which, with the consent of the Administrator and the approval of its Board of Directors, desires to adopt the Plan, may do so by executing an adoption agreement in a form authorized by the Administrator.

                           F&M NATIONAL CORPORATION
                      1998 EMPLOYEE STOCK DISCOUNT PLAN

                                Execution Page

      IN WITNESS WHEREOF, the Plan Sponsor, pursuant to the resolution duly adopted by its Board of Directors, has caused its name to be signed to this F&M National Corporation 1998 Employee Stock Discount Plan by its duly authorized officer with its corporate seal hereunto affixed and attested by its Secretary or Assistant Secretary, as of the day and year below written.


Date:     February 19, 1998               F&M NATIONAL CORPORATION,
                                    Plan Sponsor and participating Employer

                                    By:  /s/    Alfred B. Whitt
                                         -------------------------
                                            Alfred B. Whitt

                                    Its:  President, Vice Chairman and CFO


Attest:


/s/   Michael L. Bryan
-----------------------
   Michael L. Bryan

Its: Secretary